UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2009

Commission File Number	Registrant, State of Incorporation Address and Telephone Number	I.R.S. Employer Identification No.
001-33279	NTR ACQUISITION CO. (Incorporated in Delaware) 100 Mill Plain Road, Suite 320 Danbury, CT 06811 Phone: (203) 546-3437	13-4335685

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth below under Item 8.01 is incorporated herein by reference.

Item 8.01	Other Events.

On February 2, 2009, NTR Acquisition Co. (“NTR”) issued a press release announcing that it will make a first and final distribution of $10.03 per share to holders of record on January 30, 2009 holding shares of NTR common stock issued in the initial public offering.  The distribution is expected to be made on or before February 6, 2009.

NTR also announced that the American Stock Exchange has suspended the trading, and NTR’s transfer agent has been instructed to cease recording transfers, of NTR’s units, common stock and warrants.  NTR intends to submit a Certification of Termination of Registration on Form 15 to the Securities and Exchange Commission for the purpose of deregistering its securities under the Securities Exchange Act of 1934, as amended.

A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of NTR Acquisition Co. dated February 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NTR ACQUISITION CO.

Dated: February 2, 2009	By:	/s/ Mario E. Rodriguez
Mario E. Rodriguez
Chief Executive Officer